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                                                                   EXHIBIT 4.10

                   TERMINATION OF CO-SALE AND VOTING AGREEMENT

                This Termination Agreement is entered into by and among iDine Rewards Network Inc. (formerly known as Transmedia Network Inc.), a Delaware corporation (the "Company"), Samstock, L.L.C., a Delaware limited liability company ("Samstock"), Minotaur Partners II, L.P., an Illinois limited partnership ("MP II"), ValueVision International Inc., a Minnesota corporation ("ValueVision"), Dominic Mangone ("Mangone") and Raymond Bank ("Bank"), as of this 5th day of February, 2003.

                               W I T N E S S E T H

                WHEREAS, the Company, Samstock, MP II, ValueVision, Mangone and Bank are parties to that certain Co-Sale and Voting Agreement dated as of April 28, 2000 (the "Co-Sale and Voting Agreement");

                WHEREAS, the parties desire to terminate the Co-Sale and Voting Agreement and intend that the Co-Sale and Voting Agreement shall have no further force or effect from and after the effective date of this Termination Agreement.

                NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1. Termination. The Co-Sale and Voting Agreement is terminated effective on February __, 2003. None of the parties thereto shall thereafter have any rights or obligations thereunder.

                2. Applicable Law. This Termination Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

                3. Counterparts. This Termination Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

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                IN WITNESS WHEREOF, the parties hereto have executed this
Termination Agreement as of the date first above written.

                                        IDINE REWARDS NETWORK INC.


                                        By:    /s/ George J. Wiedemann
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SAMSTOCK, L.L.C.


                                        By:    /s/ Donald J. Liebentritt
                                           -------------------------------------
                                           Name:  Donald J. Liebentritt
                                           Title:   Vice President


                                        MINOTAUR PARTNERS II, L.P.


                                        By:    /s/ Edward G. Finnegan, Jr.
                                           -------------------------------------
                                           Name:  Edward G. Finnegan, Jr.
                                           Title:   Principal


                                        VALUEVISION Media INC.


                                        By:    /s/ Illegible
                                           -------------------------------------
                                           Name:
                                           Title:


                                               /s/ Dominic Mangone
                                        ----------------------------------------
                                        Dominic Mangone



                                               /s/ Raymond Bank
                                        ----------------------------------------
                                        Raymond Bank

                    [Signature Page to Termination Agreement]